Exhibit 5.1
[FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP LETTERHEAD]
October 22, 2007
CVR Energy, Inc.
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479

RE:	Registration Statement filed under Rule 462(b)
Ladies and Gentlemen:
     We have acted as counsel for CVR Energy, Inc., a Delaware corporation (the “Company”), in connection with the Company's registration statement on Form S-1, as amended (File No. 333-137588) (the “Registration Statement”), and a new registration statement filed under Rule 462(b) (the “New Registration Statement”) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. The New Registration Statement covers the underwritten initial public offering of an additional 1,725,000 shares (the “Shares”) of common stock, par value $0.01 per share, of the Company, including 225,000 Shares which may be offered and sold upon the exercise of the over-allotment option granted to the underwriters by the Company. The Shares are to be offered to the public pursuant to an underwriting agreement to be entered into among the Company and Goldman, Sachs & Co., Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and Simmons & Company International, as representatives of the underwriters (the “Underwriting Agreement”). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.
     In connection with this opinion, we have (i) investigated such questions of law, (ii) examined the originals or certified, conformed or reproduction copies, of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company and others as we have deemed necessary or appropriate for the purposes of this opinion.
     In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Underwriting Agreement (other than representations and warranties made by the Company) and certificates and oral or written statements and other information of or from public officials and assume compliance on the part of all parties to the Underwriting Agreement (other than the Company) with the covenants and agreements contained therein.
     Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares registered pursuant to the New Registration

Statement to be sold by the Company have been duly authorized, and when such Shares are issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, such Shares will be validly issued, fully paid and non-assessable.
     The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, as currently in effect, together with applicable provisions of the Constitution of Delaware and relevant decisional law, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinion expressed herein. The opinion expressed herein is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinion expressed herein is given as of the date of effectiveness of the New Registration Statement, and we undertake no obligation to supplement this letter if any applicable laws change after that date or if we become aware of any facts that might change the opinion expressed herein or for any other reason.
     We hereby consent to the filing of this opinion as an exhibit to the New Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus that is included in the Registration Statement which is incorporated by reference into the New Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP

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